As filed with the Securities and Exchange Commission on March 1, 2001 -
                                                         Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            APPLIED FILMS CORPORATION
             (Exact name of registrant as specified in its charter)

            Colorado                                    84-1311581
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                9586 I-25 Frontage Road, Longmont, Colorado  80504
             (Address of Principal Executive Offices)      (Zip Code)

                Applied Films Corporation 1997 Stock Option Plan
                            (Full Title of the Plan)

    Lawrence D. Firestone, 9586 I-25 Frontage Road, Longmont, Colorado 80504,
                                 (303) 774-3246
 (Name, address and telephone number, including area code of agent for service)

                          Copies of Communications to:
                             William J. Lawrence III
                    Varnum, Riddering, Schmidt & Howlett LLP
                      333 Bridge Street, N.W., P.O. Box 352
                        Grand Rapids, Michigan 49501-0352
                                 (616) 336-6000

                                              CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                            Proposed             Proposed
          Title of                                           Maximum              Maximum
      Securities to be              Amount to be         Offering Price          Aggregate            Amount of
         Registered                  Registered           Per Share(3)        Offering Price      Registration Fee
--------------------------------------------------------------------------------------------------------------------
       Common Stock             750,000 Shares (1)(2)       $ 12.94             $9,705,000             $2,426.25
====================================================================================================================

(1) Represents additional shares of Common Stock authorized for issuance under the Applied Films Corporation 1997 Stock Option Plan (the "Plan"). This Registration Statement also covers such indeterminable additional number of shares as may be issuable under the Plan by reason of adjustments in the number of shares covered thereby as described in the Prospectus.
(2) 172,500 shares of Common Stock were previously registered when the Form S-8 (Registration No. 333-47967) was filed on March 13, 1998 and 100,000 shares of Common Stock were previously registered when the Form S-8 (Registration No. 333-38426) was filed on June 2, 2000. The purpose of this Form S-8 is to register an additional 750,000 shares of Common Stock which have been reserved for issuance pursuant to approvals received at the Applied Films Corporation Annual Meeting of Shareholders held October 25, 2000.
(3) For shares subject to outstanding but unexercised options, the price is computed on the basis of the exercise price. For the remaining shares under the Plan and for the purpose of computing the registration fee only, the price shown is based upon the price of $12.94 per share, the average of the high and low sales prices for the Common Stock of Applied Films Corporation as reported in the NASDAQ National Market System on February 23, 2001, in accordance with Rule 457(h).

Pursuant to Rule 416(a) of the General Rules and Regulations under the Securities Act of 1933, this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

INCORPORATION BY REFERENCE

     The contents of the Registration Statement on Form S-8 (Registration No. 333-47967) filed on March 13, 1998 and Form S-8 (Registration No. 333-38426) filed on June 2, 2000 are incorporated by reference.


PURPOSE OF THIS FORM S-8

     The purpose of this Form S-8 is to register an additional 750,000 shares of Common Stock which have been reserved for issuance under the Applied Films Corporation 1997 Stock Option Plan (the "Plan") pursuant to approvals received at the Applied Films Corporation Annual Meeting of Shareholders held October 25, 2000. At that meeting, the Shareholders approved the Third Amendment to the Applied Films Corporation 1997 Stock Option Plan (the "Third Amendment") as set forth in the Applied Films Corporation Proxy Statement, dated September 21, 2000. The Third Amendment to the Plan was approved by the Board of Directors on September 8, 2000. As amended by the Third Amendment, the Plan provides for the granting of options to employees of Applied Films Corporation and its subsidiaries to purchase, in the aggregate, not more than 1,022,500 shares of Common Stock of Applied Films Corporation.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longmont, State of Colorado, on the 12th day of February, 2001.

                          APPLIED FILMS CORPORATION

                          By /s/ Thomas T. Edman
                          Thomas T. Edman, President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas T. Edman and Lawrence D. Firestone, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement on Form S-8 has been signed below on February 12, 2001, by the following persons in the capacities indicated.


        Signatures                               Title

   /s/ Thomas T. Edman       President, Chief Executive Officer and Director
       Thomas T. Edman       (principal executive officer)

/s/ Lawrence D. Firestone    Chief Financial Officer and Treasurer (principal
    Lawrence D. Firestone    financial officer and principal accounting officer)

   /s/ Richard P. Beck
       Richard P. Beck       Director

   /s/ John S. Chapin
       John S. Chapin        Director

/s/ Vincent Sollitto, Jr.
    Vincent Sollitto, Jr.    Director

     /s/ Chad D. Quist
         Chad D. Quist       Director

   /s/ Cecil Van Alsburg
       Cecil Van Alsburg     Director

    /s/ Aitor Galdos
        Aitor Galdos         Director

                                                                 ARTHUR ANDERSEN


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to incorporation by reference in this registration statement of our report dated July 18, 2000, included in Applied Films Corporation's Annual Report on Form 10-K for the year ended July 1, 2000, and to all references to our firm included in this registration statement.


                                               /s/ ARTHUR ANDERSEN LLP





Denver, Colorado
March 1, 2001

                                  EXHIBIT INDEX

     The following exhibits are filed as a part of the Registration Statement:


Exhibit 4.1 Applied Films Corporation 1997 Stock Option Plan, as amended by First Amendment to the Applied Films Corporation 1997 Stock Option Plan, incorporated by reference to Exhibit 10.2 to the Registrant's Form S-1 Registration Statement (No. 333-35331) and as further amended by the Second Amendment to the Applied Films Corporation 1997 Stock Option Plan, incorporated by reference to Exhibit 4.2 to Registration Form S-8 (Registration No. 333-38426)

Exhibit 4.2 Third Amendment to the Applied Films Corporation 1997 Stock Option Plan

Exhibit 4.3 Fourth Amendment to the Applied Films Corporation 1997 Stock Option Plan

Exhibit 5           Opinion of Varnum, Riddering, Schmidt & Howlett LLP

Exhibit 23(a)       Consent of Arthur Andersen LLP - included on page S-4 hereof

Exhibit 23(b)       Consent of Varnum, Riddering,  Schmidt & Howlett-included in
                    Exhibit 5

Exhibit 24          Power of Attorney - included on page S-3 hereof




::ODMA\PCDOCS\GRR\510931\1

                             THIRD AMENDMENT TO THE
                            APPLIED FILMS CORPORATION
                             1997 STOCK OPTION PLAN


                                   BACKGROUND

     1. Effective April 29, 1997, Applied Films Corporation (the "Company") adopted and approved the Applied Films Corporation 1997 Stock Option Plan (the "Original Plan").

     2. Effective September 19, 1997, the Company adopted and approved the First Amendment to the Applied Films Corporation 1997 Stock Option Plan (the "First Amendment").

     3. Effective October 26, 1999, the Company adopted and approved the Second Amendment to the Applied Films Corporation 1997 Stock Option Plan (the "Second Amendment", and together with the Original Plan and the First Amendment, the "Plan").

     4. The Plan provides for the reservation, for purposes of the Plan, of two hundred seventy-two thousand five hundred (272,500) shares of the Company's common stock, no par value per share.

     5. The Company desires to amend the Plan to provide for an increased number of shares to be authorized under the Plan.

                                    AGREEMENT

          1. The provisions of Section 5 are deleted in their entirety and are replaced as follows:

          Subject to the adjustments as provided in paragraph 6(g), the aggregate number of shares reserved for purposes of the Plan shall be One Million Twenty-Two Thousand Five Hundred (1,022,500) shares of the Company's Common Stock, no par value per share ("Common Stock"). If any outstanding option under the Plan for any reason expires or is terminated for any reason before April 29, 2007, the shares allocable to the unexercised portion of such option may again be subjected to an option under the Plan.

          2. Except as otherwise set forth herein, the terms of the Plan are hereby ratified and shall continue in full force and effect.

          Approved by the Board of Directors of the Company on September 8, 2000.

                                                APPLIED FILMS CORPORATION


                                                /s/Lawrence D. Firestone
                                                Lawrence D. Firestone, Secretary

          Approved by the Shareholders of the Company on October 25, 2000.


                                                APPLIED FILMS CORPORATION


                                                /s/Lawrence D. Firestone
                                                Lawrence D. Firestone, Secretary


                                  EXHIBIT 4.2

                             FOURTH AMENDMENT TO THE
                            APPLIED FILMS CORPORATION
                             1997 STOCK OPTION PLAN


                                   BACKGROUND

     1. Effective April 29, 1997, Applied Films Corporation (the "Company") adopted and approved the Applied Films Corporation 1997 Stock Option Plan (the "Original Plan").

     2. Effective September 19, 1997, the Company adopted and approved the First Amendment to the Applied Films Corporation 1997 Stock Option Plan (the "First Amendment").

     3. Effective October 26, 1999, the Company adopted and approved the Second Amendment to the Applied Films Corporation 1997 Stock Option Plan (the "Second Amendment").

     4. Effective October 25, 2000, the Company adopted and approved the Third Amendment to the Applied Films Corporation 1997 Stock Option Plan (the "Third Amendment", and together with the Original Plan, First Amendment and Second Amendment, the "Plan").

     5. The Plan provides for the reservation, for purposes of the Plan, of one million twenty-two thousand five hundred (1,022,500) shares of the Company's common stock, no par value per share.

     6. The Company desires to amend the Plan to provide for the granting of stock options to key employees of its subsidiaries and to eliminate a repricing option, both of which are in the best interests of the Company.

                                    AGREEMENT

     1. The provisions of Section 1 are deleted in their entirety and are replaced as follows:

          This plan shall be call the Applied Films Corporation 1997 Stock Option Plan (the "Plan"). The Plan is intended to encourage stock ownership by certain key employees of Applied Films Corporation and its Subsidiaries (collectively, "Company") and to provide them with an additional incentive to contribute to the success of the Company. "Subsidiary" means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, limited liability companies, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

     2. The sentence of Section 6(i) is deleted and replaced with the following:

          Notwithstanding the foregoing, no modification of an option, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted under the Plan, and without the consent of the shareholders of the Company, provide the optionee with a price per share more favorable to the optionee.

     3. Section 12 is renumbered as Section 13 and a new Section 12 is inserted as follows:

                        12. LAWS OF FOREIGN JURISDICTIONS

          Without amending this Plan, the Administrator may grant or amend options granted under the Plan to key employees who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in this Plan as may, in

                                  EXHIBIT 4.3
          the judgement of the Administrator, be necessary to comply with foreign law or practice and to further the purposes of this Plan.

     Approved by the Board of Directors of the Company on January 24, 2001.


                                               APPLIED FILMS CORPORATION


                                               /s/Lawrence D. Firestone
                                               Lawrence D. Firestone, Secretary








                                  EXHIBIT 4.3

                                  March 1, 2001



Applied Films Corporation
9586 I-25 Frontage Road
Longmont, Colorado 80504

     Re: Registration Statement on Form S-8 Relating to the Second Amendment to the Applied Films Corporation 1997 Stock Option Plan

Gentlemen:

     With respect to the Registration Statement on Form S-8 (the "Registration Statement"), filed by Applied Films Corporation, a Colorado corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 750,000 shares of the Company's common stock for issuance pursuant to the Company's 1997 Stock Option Plan (the "Plan"), we have examined such documents and questions of law we consider necessary or appropriate for the purpose of giving this opinion. On the basis of such evaluation, we advise you that in our opinion the 750,000 shares covered by the Registration Statement, upon the exercise of stock options, at the prices described in the Registration Statement, but not less than the par value thereof, and upon delivery of such shares and payment therefor in accordance with the terms stated in the Plan and the Registration Statement, will be duly and legally authorized, issued and outstanding and will be fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.

                                   Sincerely,

                    VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP

                  /s/ VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP



                                   EXHIBIT 5